EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 22, 1994 relating to the financial statements of Datis Corporation, which appears in HCIA Inc.'s Form 8-K dated July 19, 1996, as amended. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

/s/ PRICE WATERHOUSE LLP


San Jose, California
August 12, 1996